UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 7, 2007
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Outside Director Compensation
     On March 7, 2007, the Board of Directors (the “Board”) of Halozyme Therapeutics, Inc. (the “Company”) amended the Company’s cash compensation policy for outside directors effective as of January 1, 2007. Outside directors will receive an annual retainer of $30,000 for service on the Board as well as an annual retainer for service on any committee of the Board. Outside directors serving on the Board’s Audit Committee will receive an annual retainer of $15,000, provided that the chair of that committee will receive an annual retainer of $30,000. Outside directors serving on the Board’s Compensation Committee will receive an annual retainer of $10,000, provided that the chair of that committee will receive an annual retainer of $20,000. Outside directors serving on the Board’s Nominating and Governance Committee will receive an annual retainer of $5,000, provided that the chair of that committee will receive an annual retainer of $10,000. Last, an outside director serving as the chair of the Board of Directors will receive an annual retainer of $30,000.
     The Board also reviewed the equity portion of outside director compensation and decided to maintain the current levels of option grants and restricted stock grants received by outside directors in connection with their service on the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
March 12, 2007	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer